JPM10D                                                           Appendix I


                          THE JPM PIERPONT FUNDS
                  AMENDMENT NO. 7 TO DECLARATION OF TRUST

                               Amendment and
              Seventh Amended and Restated Establishment and
                    Designation of Series of Shares of
             Beneficial Interest (par value $0.001 per share)
                           Dated April 10, 1997

      Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of The JPM Pierpont Funds (the "Trust"), the Trustees of the Trust hereby (i) change the names of The JPM Pierpont Money Market Fund, The JPM Pierpont Equity Fund, The JPM Pierpont Capital Appreciation Fund and The JPM Pierpont Small Company Growth Fund to "The JPM Pierpont Prime Money Market Fund," "The JPM Pierpont U.S. Equity Fund," The JPM Pierpont U.S. Small Company Fund" and "The JPM Pierpont U.S. Small Company Opportunities Fund," respectively (such name changes to become effective May 12, May 12, May 12 and April 10, 1997, respectively) and
(ii) abolish the establishment and designation of the series of Shares (as defined in the Declaration of Trust) of The JPM Pierpont U.S. Stock Fund, The JPM Pierpont International Bond Fund and The JPM Pierpont Disciplined Equity Fund, the remaining series of Shares totalling twenty series of Shares (each a "Fund" and collectively the "Funds") of the Trust.

      1.    The Funds shall be renamed and redesignated as follows:

            The JPM Pierpont Federal Money Market Fund
            The JPM Pierpont Prime Money Market Fund
            The JPM Pierpont Tax Exempt Money Market Fund
            The JPM Pierpont Bond Fund
            The JPM Pierpont Tax Exempt Bond Fund
            The JPM Pierpont U.S. Equity Fund
            The JPM Pierpont U.S. Small Company Fund
            The JPM Pierpont International Equity Fund
            The JPM Pierpont Short Term Bond Fund
            The JPM Pierpont Diversified Fund
            The JPM Pierpont Emerging Markets Equity Fund
            The JPM Pierpont New York Total Return Bond Fund
            The JPM Pierpont Asia Growth Fund
            The JPM Pierpont Japan Equity Fund
            The JPM Pierpont European Equity Fund
            The JPM Pierpont Global Strategic Income Fund
            The JPM Pierpont International Opportunities Fund
            The JPM Pierpont U.S. Small Company Opportunities Fund The JPM Pierpont Emerging Markets Debt Fund
            The JPM Pierpont Latin American Equity Fund

            and shall have the following special and relative rights:

      2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.


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      3.  Shareholders  of each Fund  shall  vote  separately  as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

      4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

      5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or any such other series of Shares.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 10th day of April, 1997. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



/s/ Frederick S. Addy
Frederick S. Addy


/s/ William G. Burns
William G. Burns


/s/ Arthur C. Eschenlauer
Arthur C. Eschenlauer


/s/ Matthew Healey
Matthew Healey


/s/ Michael P. Mallardi
Michael P. Mallardi

JPM10D